Exhibit 99.1

PART I

This Current Report on Form 8-K (this Report), including the exhibits hereto and the information incorporated by reference herein, contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward looking statements involve risks and uncertainties. Except for historical information, matters discussed below, including statements about future volume, sales, costs, cost savings, earnings, cash outflows, plans, objectives, expectations, growth, or profitability, are forward looking statements based on management’s estimates, assumptions and projections. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward looking statements. These forward looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Report, as updated from time to time in the Company’s SEC filings. These factors include, but are not limited to, the success of the Company’s previously announced Centennial Strategy; the final purchase price and number of shares repurchased under the Company’s accelerated share repurchase agreement; general economic and marketplace conditions and events; competitors’ actions; the Company’s costs, including changes in exposure to commodity costs such as resin, diesel, chlor-alkali and agricultural commodities; increases in energy costs; consumer and customer reaction to price increases; customer-specific ordering patterns and trends; the Company’s actual cost performance; changes in the Company’s tax rate; any future supply constraints that may affect key commodities; risks inherent in sole-supplier relationships; risks related to customer concentration; risks arising out of natural disasters; risks related to the handling and/or transportation of hazardous substances, including but not limited to chlorine; risks inherent in litigation; risks relating to international operations; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers; the ability to manage and realize the benefit of joint ventures and other cooperative relationships, including the Company’s joint venture regarding the Company’s Glad ® plastic bags, wraps and containers business, and the agreement relating to the provision of information technology and related services by a third party; the success of new products; risks relating to acquisitions, mergers and divestitures; risks relating to changes in the Company’s capital structure; and the ability of the Company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies. In addition, the Company’s future performance is subject to risks related to its November 2004 share exchange transaction with Henkel KGaA, the tax indemnification obligations and the actual level of debt costs. Declines in cash flow, whether resulting from tax payments, debt payments, share repurchases, interest cost increases greater than management expects, or increases in debt or changes in credit ratings, or otherwise, could adversely affect the Company’s earnings.

The Company’s forward looking statements in this report are based on management’s current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

In this Report, unless the context requires otherwise, the terms “the Company” and “Clorox” refer to The Clorox Company and its subsidiaries.

ITEM 1. BUSINESS

GENERAL DEVELOPMENT OF BUSINESS.

The Company was founded in Oakland, Calif. in 1913 as the Electro-Alkaline Company. It was reincorporated as Clorox Chemical Corporation in 1922, as Clorox Chemical Co. in 1928 and as The Clorox Company (an Ohio corporation) in 1957, when the business was acquired by Procter & Gamble (P&G). The Company was fully divested by P&G in 1969 and, as an independent Company, reincorporated in 1973 in California as The Clorox Company. In 1986, the Company reincorporated in Delaware.

For further information on recent business developments, refer to the information set forth under the caption “Executive Overview – Fiscal Year 2007 Summary” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” on pages 1 and 2 of Exhibit 99.1 hereto, incorporated herein by reference.

FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS.

The Company is operated through two reportable industry segments: North America and International. The North America segment includes all products marketed in the United States and Canada. The International segment includes operations outside the United States and Canada. Financial information for the last three fiscal years for each of the Company’s industry segments, reconciled to the consolidated results, is set forth below:

(Millions)	Fiscal Year	North America	International	Corporate	Total Company
Net Sales	2007	$4,130	$717	$—	$4,847
	2006	4,005	639	—	4,644
	2005	3,801	587	—	4,388

Earnings (losses) from continuing operations before taxes	2007	$1,205	$141	$(603)	$743
	2006	1,131	129	(607)	653
	2005	1,064	123	(458)	729

Identifiable assets	2007	$2,341	$716	$609	$3,666
	2006	2,249	581	786	3,616
	2005	2,200	571	846	3,617

NARRATIVE DESCRIPTION OF BUSINESS.

The Company is a leading manufacturer and marketer of consumer products. The Company markets some of consumers’ most trusted and recognized brand names, including its namesake bleach and cleaning products, Armor All® and STP® auto care products, Fresh Step® and Scoop Away® cat litters, Kingsford® charcoal briquets, Hidden Valley® and KC Masterpiece® dressings and sauces, Brita® water-filtration systems, and Glad® bags, wraps and containers. In addition the Company has a number of leading brands in international markets, including those sold under the Poett®, Mistolin®, and Ayudin® brand names. The Company manufactures products in more than 20 countries and markets them in more than 100 countries. The Company’s products are sold primarily through mass merchandisers and grocery, warehouse club, dollar, military and other types of retail stores.

PRINCIPAL PRODUCTS.

The products of the North America segment include:

•	Laundry additives, including:

•	bleaches, gels, stain removers and color-safe bleaches under the Clorox® and Clorox 2® brands; and

•	Home-care products, including:

•

cleaning products, such as disinfecting and sanitizing sprays and wipes, toilet-bowl cleaners, dilutable and spray glass and surface cleaners, carpet cleaners, reusable cleaning cloths, drain openers, steel-wool soap pads and scrubber sponges, mildew removers, soap-scum removers and bathroom cleaners, floor mopping systems, toilet and bath cleaning tools, daily shower cleaners and pre-moistened towelettes, primarily under the Clorox®, Formula 409®, Liquid-Plumr®, Pine-Sol®, S.O.S® and Tilex® brands.

•	Water-filtration systems and filters under the Brita® brand.

•	Professional products for institutional, janitorial, healthcare and food-service markets, including:

•

bleaches, toilet-bowl cleaners, disinfectants, sanitizers, dish detergents, disinfecting sprays and wipes, dilutable cleaners, clog removers, cleaners, steel-wool soap pads, mildew removers, soap scum removers and bathroom cleaners primarily under the Clorox®, Formula 409®, Liquid-Plumr®, Pine-Sol®, Tilex® and S.O.S® brands. Dressings, barbecue sauces, browning sauce, food-storage bags, wraps, trash bags and charcoal briquets primarily under the Hidden Valley Ranch®, KC Masterpiece®, Kitchen Bouquet®, Glad® and Kingsford® brands.

•	Auto-care products, including:

•	protectants, cleaners and wipes, tire- and wheel-care products, washes, waxes and automotive fuel and oil additives, primarily under the Armor All® and STP® brands.

•	Plastic bags, wraps and containers, under the Glad® brand.

•	Cat litter products, including:

•	clay (clumping and non-clumping) and silica gel-based cat litters with odor-eliminating carbon, primarily under the Fresh Step® and Scoop Away® brands.

•	Food products, including:

•	salad dressings and dip mixes, seasoned mini-croutons, seasonings, sauces and marinades, primarily under the Hidden Valley® and KC Masterpiece® brands.

•	Charcoal products, including:

•	charcoal briquets, charcoal lighter fluid and wood chips under the Kingsford® and Match Light® brands.

•	All products marketed in Canada.

The products of the International segment include:

•	In Asia-Pacific:

•

bleaches, liquid household cleaners, sponges, scouring pads, disposable gloves, nonstick baking paper, aluminum foil, foil trays, cleaning cloths, wraps and bags, containers, auto-care products, dressings and cat litter primarily under the Glad®, Chux®, Mono®, Astra®, Armor All®, STP®, Handy Andy ® , OSO®, Yuhanrox®, Ever Clean® and Clorox® brands.

•	In Latin America:

•

bleaches, disinfecting wipes, waxes, auto-care products, liquid household cleaners, toilet-bowl cleaners, bathroom cleaners, disinfecting sprays, cleaning utensils, brooms, candles, air fresheners and fabric refreshers, insecticides and water filtration products primarily under the Clorox®, PinoLuz®, Blanquita®, Arela®, Emperatriz®, Lustrillo®, Mortimer®, Luminosa®, Ayudin®, Limpido®, Clorinda®, Los Conejos®, Poett®, Mistolin®, Lestoil® and Bon Bril® brands.

The Company has two product lines that have accounted for 10% or more of total consolidated net sales during each of the past three fiscal years. Sales of Clorox® liquid bleach represented 12%, 13% and 11% of the Company’s total consolidated net sales in fiscal years 2007, 2006 and 2005, respectively. Sales of Glad® trash bags represented approximately 14%, 14% and 12%, respectively, of total consolidated net sales in fiscal years 2007, 2006 and 2005.

PRINCIPAL MARKETS – METHODS OF DISTRIBUTION. Most of the Company’s nondurable household consumer products are nationally advertised and sold within the United States to mass merchandisers, warehouse clubs and dollar, military and other types of retail stores primarily through a direct sales force, and to grocery stores and grocery wholesalers primarily through a network of brokers. Within the United States, the Company also sells institutional versions of many of its products. Outside the United States, the Company sells consumer products to the retail trade through subsidiaries, licensees, distributors and joint-venture arrangements with local partners.

FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS.

The following table shows net sales and long-lived assets by geographic area for the last three fiscal years.

Net Sales by Geographic Area:

(Millions)	2007	2006	2005
Foreign	$870	$766	$696
United States	3,977	3,878	3,692

Long-Lived Assets at June 30:

(Millions)	2007	2006	2005
Foreign	$129	$117	$116
United States	847	887	883

SOURCES AND AVAILABILITY OF RAW MATERIALS. The Company purchases raw materials, packaging supplies and energy from numerous unaffiliated domestic and international suppliers, some of which are sole suppliers. Interruptions in the delivery of these materials or services could adversely impact the Company. Key raw materials used by the Company include resin, chlor-alkali, linerboard, soybean oil, diesel, solvent and other chemicals. Significant raw materials were available from a sufficient number of sources during fiscal year 2007, although costs for certain raw materials were higher than prior-year levels, continuing a trend that began during the 2005 fiscal year. The Company generally utilizes supply and forward-purchase contracts to help ensure availability of raw materials at the quantity and quality standards needed in its operations. The Company is exposed to changes in the price of commodities used as raw materials in the manufacturing of its products. For further information regarding the impact of changes in commodity prices, see “Quantitative and Qualitative Disclosure about Market Risk” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on pages 14 through 15 of Exhibit 99.1 hereto and “Risk Factors – Price increases in raw materials, energy, transportation and other necessary supplies or services could harm the Company’s profits” in Item 1.A.

PATENTS AND TRADEMARKS. Most of the Company’s brand name consumer products are protected by registered trademarks. Its brand names and trademarks are highly important to its business, and the Company pursues a course of vigorous action against apparent infringements. Maintenance of brand equity value is critical to the Company’s success. The Company’s patent rights are also material to its business and are asserted, where appropriate, against apparent infringements.

SEASONALITY. Most sales of the Company’s charcoal briquets and, to a lesser extent, food and auto-care product lines occur in the first six months of each calendar year. Operating cash flow is used to build inventories of those products in the off-season.

CUSTOMERS AND ORDER BACKLOG. In each of fiscal years 2007, 2006 and 2005, net sales to the Company’s largest customer, Wal-Mart Stores, Inc. and its domestic and international affiliates, were 26% of the Company’s total consolidated net sales. Order backlog is not a significant factor in the Company’s business.

COMPETITION. The markets for consumer products are highly competitive. Most of the Company’s products compete with other nationally advertised brands within each category and with “private label” brands and “generic” nonbranded products of grocery chains and wholesale cooperatives in certain categories. Competition is encountered from similar and alternative products, some of which are produced and marketed by major multinational or national companies having financial resources greater than those of the Company. Depending on the product, the Company’s products compete on product performance, brand recognition, price, quality or other benefits to consumers. A newly introduced consumer product (whether improved or newly developed) usually encounters intense competition requiring substantial expenditures for advertising, sales promotion and trade merchandising support. If a product gains consumer acceptance, it normally requires continued advertising and promotional support to maintain its relative market position.

RESEARCH AND DEVELOPMENT. The Company conducts research and development primarily at its Technical Center in Pleasanton, Calif. and its research and development facility in Buenos Aires, Argentina. The Company devotes significant resources and attention to product development, process technology and researching consumer insights to develop consumer-preferred products with innovative and distinctive features. The Company incurred expenses of $108 million, $99 million and $88 million in fiscal years 2007, 2006 and 2005, respectively, on direct research activities relating to the development of new products or the maintenance and improvement of existing products. None of this research activity was customer sponsored. For further information regarding the Company’s research and development costs, see “Research and development costs” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 5 of Exhibit 99.1 hereto.

ENVIRONMENTAL MATTERS. For information regarding noncapital expenditures related to environmental matters, see the discussions below under “Risk Factors – Environmental matters create potential liability risks” in Item 1.A. No material capital expenditures relating to environmental compliance are presently anticipated.

NUMBER OF PERSONS EMPLOYED. At June 30, 2007, the Company employed approximately 7,800 people.

AVAILABLE INFORMATION. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act, are available on the Company’s Internet Web site, free of charge, as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC. These reports are available at www.thecloroxcompany.com under Investors/Financial Information/SEC Filings. Information relating to corporate governance at Clorox, including the Company’s Code of Conduct, Board of Directors Governance Guidelines and Board Committee charters, including charters for the Management Development and Compensation Committee, the Audit Committee, the Finance Committee and the Nominating and Governance Committee, is available at www.thecloroxcompany.com under Company Information/Corporate Governance. The Company will provide any of the foregoing information without charge upon written request to Manager of Corporate External Communications, The Clorox Company, 1221 Broadway, Oakland, CA 94612-1888. The information contained on the Company’s Internet Web site is not included as a part of, or incorporated by reference into, this Report.

ITEM 2. PROPERTIES

PRODUCTION AND DISTRIBUTION FACILITIES. The Company owns and operates 24 manufacturing facilities in the United States, which primarily serve the North America segment. The Company owns and operates 22 manufacturing facilities internationally, which primarily serve the International segment. The Company also leases six regional distribution centers in the United States, which serve primarily the North America segment, and leases and operates one regional distribution center in Canada. Management believes the Company’s production and distribution facilities, together with additional facilities owned or leased and operated by various unaffiliated finished product suppliers and distribution center service providers that serve the Company, are adequate to support the business efficiently and that the Company’s properties and equipment have generally been well maintained. The Company has announced a supply chain restructuring that it expects to complete by fiscal year 2010 which involves closing certain domestic and international manufacturing facilities. For additional information, see “Restructuring and asset impairment costs” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 5 of Exhibit 99.2 hereto, incorporated herein by reference.

OFFICES AND RESEARCH AND DEVELOPMENT FACILITIES. The Company owns its general office building located in Oakland, Calif. The Company also owns its Technical Center and Data Center located in Pleasanton, California. The Company leases its research and development center and its engineering research facilities, which are located in Willowbrook, Ill., Cincinnati, Oh. and Kennesaw, Ga., respectively and its research and development facility at its plant in Buenos Aires, Argentina. Leased sales and other facilities are located at a number of other locations.

ENCUMBRANCES. None of the Company’s owned facilities are encumbered to secure debt owed by the Company.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This information appears under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” on pages 1 through 18 of Exhibit 99.2 hereto, incorporated herein by reference.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

These statements and data appear on pages 20 through 59 of Exhibit 99.2 hereto, incorporated herein by reference.